Exhibit 10.1

WAIVER AND AMENDMENT NO. 1

Dated as of June 30, 2011

to

CREDIT AGREEMENT

Dated as of January 28, 2011

THIS WAIVER AND AMENDMENT NO. 1 (“Amendment”) is made as of June 30, 2011 and shall, upon satisfaction of the conditions precedent set forth in Section 3 below be effective as of the date hereof (the “Amendment No. 1 Effective Date”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of January 28, 2011 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.           Waiver.  The Borrower has informed the Lenders that an Event of Default has occurred as a result of the Borrower’s failure to comply with Section 6.15(d) of the Credit Agreement due to Wesco Insurance Company, a Subsidiary of the Borrower, permitting its “total adjusted capital” to be less than the amount required thereunder for the fiscal year of the Borrower ended on December 31, 2010 (such specific failure, the “Specified Default”).  Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders party hereto hereby waive (a) the Specified Default and (b) any other Event of Default arising under clause (c) of Article VII of the Credit Agreement solely as a result of the Specified Default.  Furthermore, and for the avoidance of doubt, the Lenders party hereto agree that Wesco Insurance Company shall not be required to comply with Section 6.15(d) of the Credit Agreement with respect to the fiscal year of the Borrower ended on December 31, 2010 (it being understood and agreed that the Borrower and its other Subsidiaries shall continue to be required to comply with Section 6.15(d) of the Credit Agreement).  This specific waiver applies only to the Specified Default and only for the period and for the express circumstances described above.  This specific waiver shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Administrative Agent or any Lender pursuant to the Credit Agreement or any other Loan Document or (ii) a course of dealing or a consent to any departure by the Borrower from any other term or requirement of the Credit Agreement.

2.           Amendments to Credit Agreement.  Effective as of the Amendment No. 1 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to insert the following new definitions thereto in the appropriate alphabetical order as follows:

“Majestic” means Majestic Insurance Company, a California corporation.

“Permitted Majestic Acquisition” means the acquisition by the Borrower of the renewal rights to Majestic’s workers’ compensation insurance business in consideration, in part, of the assumption by the Borrower of all of Majestic’s liabilities under outstanding workers’ compensation insurance policies (including federal longshore and harbor workers’ compensation act (“USL&H”) policies) through a loss portfolio transfer and quota share reinsurance agreement by which the Borrower will receive from Majestic cash and invested assets in an amount equal to Majestic's reserves for such liabilities, as adjusted in the agreement.  It is understood and agreed that, as required by law, a significant portion of Majestic’s assets to be received by the Borrower are on deposit with the State of California, other U.S. states and the U.S. Department of Labor as security for its obligations to workers’ compensation and USL&H policyholders and will continue to be on deposit following the consummation of the Permitted Majestic Acquisition.

“Permitted Majestic Indebtedness” means the reimbursement obligations of the Borrower under the letter of credit facility established by the Borrower as a result of the Permitted Majestic Acquisition for the sole purpose of complying with the deposit requirements of the State of California and the U.S. Department of Labor as security for the Borrower’s obligations to workers’ compensation and USL&H policyholders in connection with the business acquired by the Borrower pursuant to the Permitted Majestic Acquisition.

“Permitted Majestic Liens” means the liens encumbering the cash or investment assets of the Borrower that secure the Permitted Majestic Indebtedness (but excluding, for the avoidance of doubt, any other Indebtedness or other obligations other than customary margin requirements in respect of letter of credit facilities similar to the Permitted Majestic Indebtedness).

(b)           Section 5.01 of the Credit Agreement is amended to delete the reference to “Section 5.01(e)” in the first sentence of the last paragraph in Section 5.01 and to replace it with a reference to “Section 5.01(d).”

(c)           Section 6.01 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (q) thereof, (ii) delete the period appearing at the end of clause (r) thereof and replace it with “; and” and (iii) add the following as a new clause (s) thereof:

“(s) the Permitted Majestic Indebtedness.”

(d)           Section 6.02 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (g) thereof, (ii) delete the period appearing at the end of clause (h) thereof and replace it with “; and” and (iii) add the following as a new clause (i) thereof:

“(i) the Permitted Majestic Liens.”

(e)           Section 6.04 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (k) thereof, (ii) delete the period appearing at the end of clause (l) thereof and replace it with “; and” and (iii) add the following as a new clause (m) thereof:

“(m) the Permitted Majestic Acquisition.”

(f)           Section 9.01(a)(ii) of the Credit Agreement is amended to delete the reference to “with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 23rd Floor, New York, NY 10172, Attention of Eugene Kennedy III (Telecopy No. (646) 534-3081)” appearing therein and to replace therefor a reference to “with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 9th Floor, Chicago, IL 6060, Attention of Svetlana Skopcenko (Telecopy No. (312) 386-7632)”.

3.           Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) for the account of each Lender that delivers its executed signature page hereto by such time as is requested by the Borrower and the Administrative Agent, an amendment fee equal to 0.075% of such Lender’s Commitment and (iii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

4.           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

5.           Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.           Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC., as the Borrower

By:	/s/ Harry Schlachter
Name:	Harry Schlachter
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Issuing Bank and as Administrative Agent

By:	/s/ Thomas A. Kiepura
Name:	Thomas A. Kiepura
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Mahmood
Name:	David Mahmood
Title:	Managing Director

SUNTRUST BANK, as a Lender

By:	/s/ K. Scott Bazemore
Name:	K. Scott Bazemore
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marcel Fournier
Name:	Marcel Fournier
Title:	Vice President

Signature Page to Waiver and Amendment No. 1 to
Credit Agreement dated as of January 28, 2011
AmTrust Financial Services, Inc.

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward J. Chidiac
Name:	Edward J. Chidiac
Title:	Senior Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Eric Y.S. Tsai
Name:	Eric Y.S. Tsai
Title:	Vice President & General Manager

Signature Page to Waiver and Amendment No. 1 to
Credit Agreement dated as of January 28, 2011
AmTrust Financial Services, Inc.